SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam American Renaissance Fund -- Class A Shares
Fiscal period ending: 7/31/96
Inception date (if less than 10 years of performance): 10/2/95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        N/A        N/A           $1,000

ERV =  Ending Redeemable Value   N/A        N/A           $1,132

T   =  Cumulative
       Total Return              N/A         N/A          13.16%*

              *Life of fund, if less than 10 years
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Research Fund -- Class A Shares
Fiscal period ending: 7/31/96
Inception date (if less than 10 years of performance): 10/2/95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        N/A        N/A        $1,000

ERV =  Ending Redeemable Value   N/A        N/A        $1,086

T   =  Cumulative
       Total Return              N/A        N/A        8.64%*

              *Life of fund, if less than 10 years
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Real Estate Opportunities Fund --
     Class A Shares
Fiscal period ending: 8/31/96
Inception date (if less than 10 years of performance): 1/3/95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

   =  Initial Investment         $1,000      N/A       $1,000

ERV =  Ending Redeemable Value   $1,126     N/A        $1,258

T   =  Average Annual
       Total Return              12.64%     N/A        14.80%*

              *Life of fund, if less than 10 years